Exhibit 99.1

Meso Numismatics Closes Global Stem Cell Group Acquisition

LAS VEGAS, NV, August 18, 2021 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Meso Numismatics, Inc. (“Meso Numismatics” or the “Company”) (MSSV), a technology and numismatic company specializing in the Meso Region, including Central America and the Caribbean, MSSV is pleased to announce that it has closed its acquisition of Global Stem Cells Group. “We are pleased to have finally been able to close on this acquisition,” said David Christensen, President and CEO of MSSV,” We are now well positioned to enter into the growing global Regenerative Medicine industry.”

Global Stem Cells Group (Global) is a premier Regenerative Medicine company that specializes in cutting edge stem cell research, current clinical applications, and physician training. Global licenses its intellectual property and name to medical professionals around the world providing them with necessary equipment and cellular therapy products needed to perform safe and effective Regenerative Medicine related treatments. Global has one of the larges physician membership networks in the world with 29 offices in more than 25 countries. The worldwide Regenerative Medicine industry is a multi billion-dollar industry projected to have double digit annual growth rates over the next decade. For more information on Global Stem Cells Group please follow the link www.stemcellsgroup.com

Please read this press release in conjunction with the 8K that was filed today on www.sec.gov.

MSSV has also renegotiated its June 22, 2021 $10.5M financing, of which $8.2M is earmarked for the Lans Holdings Escrow as per the 8k filed June 24th, 2021, as follows: the warrant maturity has been changed to 7 years instead of 3 years and the warrant shall be locked up for the first 2 years whereas during the lock up period the warrant will not be able to be exercised.

This press release should be read in conjunction with all other filings on www.sec.gov

For more information on Global Stem Cells Group please visit: www.stemcellsgroup.com

About Meso Numismatics: Meso Numismatics, Corp is an emerging numismatic and technology company specialized in the Meso Region, including Central America and the Caribbean. The Company has quickly become the central hub for rare, exquisite, and valuable inventory for not only the Meso region, but for exceptional items from around the world. With the Company’s breadth of business experience and technology team, the Company will continue to help companies grow. Meso has now added bio-technology to it’s portfolio and will continue to grow the company in this new direction.

This press release should be read in conjunction with all other filings on www.sec.gov

For more information on Global Stem Cells Group please visit: www.stemcellsgroup.com

About Meso Numismatics: Meso Numismatics, Corp is an emerging numismatic and technology company specialized in the Meso Region, including Central America and the Caribbean. The Company has quickly become the central hub for rare, exquisite, and valuable inventory for not only the Meso region, but for exceptional items from around the world. With the Company’s breadth of business experience and technology team, the Company will continue to help companies grow.

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Meso Numismatics, Inc., herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Meso Numismatics, Inc. disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

For further information, please contact:

Investor.relations@mssvinc.com

Telephone: (800) 956-3935